Exhibit 99.1

        TIMELINE REPORTS FISCAL 2003 LOSS OF $365,000 OR $0.09 PER SHARE;
           YEAR-TO-DATE LOSSES NARROW AS MAINTENANCE REVENUES GROW 24%

BELLEVUE, WA - May 28, 2003 -- Timeline, Inc. (OTC/BB: TMLN), today reported losses in fiscal 2003 narrowed as growing maintenance revenues and decreased operating expenses helped offset continuing weakness in the software market. The company posted a loss of $365,000, or $0.09 per share, in fiscal 2003 ended March 31, 2003 compared to a loss of $2.3 million, or $0.57 per share, in the prior year. In the fourth quarter, losses narrowed to $269,000 or $0.07 per share, compared to $1.1 million or $0.26 per share in the fourth quarter of fiscal 2002.

"Cash flow from operations in fiscal 2003 was positive in both the fourth quarter at $72,000 and the year at $110,000. Yet, we expect our auditors to retain a 'going concern' modification in their audit opinion, given our working capital position and recurring operating losses," said Charles Osenbaugh, President and CEO. "We are continuing to openly pursue a variety of alternatives to improve our operations and our balance sheet. Nevertheless, our positive cash flow for the fourth quarter and fiscal year shows a marked improvement over the prior year, which used $623,000 in operations."

Total fourth quarter revenues increased 13% to $902,000 with software licenses up 24% to $438,000 and maintenance up 29% to $314,000. There were no patent license revenues in either quarter this year or last. Fourth quarter software license revenues improved due to strong European sales. Because of the normal development time required for new distributors, the fourth quarter software alliance signed with ACCPAC International, Inc., a subsidiary of Computer Associates (NYSE:CA), only marginally contributed to fourth quarter revenues. Maintenance revenues, which are a recurring stream of revenue, also increased in the fourth quarter and now account for 35% of total revenues compared to 31% in the fourth quarter last year. Gross profit in the fourth quarter ended March 31, 2003 totaled 80% compared to 74% in the fourth quarter ended March 31, 2002.

"The training program for our alliance partners initiated last year is producing good results," continued Charles Osenbaugh. "One of the first groups of European salespeople trained last May has more than doubled its number of license sales in the fourth quarter, and we are optimistic that the strong sales activity from these groups will continue. The victory in our dispute with Microsoft did not generate any patent license revenues in the quarter, although we have had numerous calls from companies inquiring about potential liability. While most of the companies that called us did not have any infringement problems, we are in discussion with several companies regarding modest license agreements. As we said at the time of the decisions, we are willing to be reasonable, and even generous, with those people who voluntarily step forward to negotiate with us."

In fiscal 2003, total revenues were down 10% to $4.3 million with $1.1 million in patent licenses, compared to $4.8 million with $1.6 million in patent revenue in fiscal 2002. Fiscal 2003 software license revenues were off 22% at $1.2 million, maintenance fees increased 24% to $1.1 million, and consulting grew 13% to $902,000 compared to fiscal 2002 revenues. Recurring maintenance fees accounted for 26% of total fiscal 2003 revenues compared to 19% of fiscal 2002 revenues. In 2003, gross profit improved to 86% compared to 82% in 2002.

Operating expenses were down 28% in the fourth quarter and 30% for the year. While research and development was down 17% in the fourth quarter and 41% for the year, the company invested 22% of total fourth quarter revenues and 18% of 2003 revenues in product development. "As our product has matured, we have become more efficient in our R&D process and thereby have been able to reduce R&D expenses. Currently, our development efforts are concentrated on writing filters for our alliance partners and working with them on joint product development," said Craig Perkins, Vice President of Products & Technology.

Operating expenses in the fourth quarter of fiscal 2003 decreased 28% to $975,000 from $1.4 million in the fourth quarter of fiscal 2002. In 2003, operating expenses were down 30% to $4.0 million from $5.7 million in fiscal 2002.

Non-cash depreciation and amortization of intangibles was $95,000 in the fourth quarter, compared to $196,000 in the like quarter a year ago. For the full year, non-cash depreciation and amortization declined to $505,000 from $655,000 in fiscal 2002. Including net amortization of capitalized software and patents, which impacts cost of revenues, total non-cash expenses in the fourth quarter were $184,000, compared to $253,000 for the fourth quarter of fiscal 2003 and 2002, respectively. Non-cash expenses totaled $727,000 and $888,000 in fiscal 2003 and 2002, respectively.

About Timeline

Timeline develops, markets and supports proven, Microsoft Windows-based financial management reporting software suitable for complex applications such as those found in medium to large, multinational corporations. Timeline Analyst was developed for Windows and Office and takes full advantage of Microsoft's latest operating systems. Timeline can be reached at 800-342-3365 or on the web at www.timeline.com. WorkWise Software, Inc., a subsidiary of Timeline, is the leading provider of event-based notifications, application integration and process automation systems to the mid-market. The WorkWise solutions are exclusively available through authorized OEM and Reseller Business Partners. WorkWise OEM Partners include Best Software, ACCPAC International (a division of Computer Associates), and Deltek Systems Corp. (Nasdaq:DLTK). Reseller Partners include Delphia Consulting Group, Relevant Business Systems, and Eclipse Computing. For more information on WorkWise Software, Inc., visit its website at www.workwise.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the ability of third party partners and direct sales to generate sales, the success of the company's training program for VAR's, acceptance of new products introduced by alliance partners, risks associated with international operations, corporate spending patterns, the outcome of prospective litigations and the cost related thereto, the company's ability to realize value from patented technology, the ability of the company to control and reduce expenses and increase working capital, liquidity for marketable and restricted securities, and other risk factors detailed in the Company's Securities and Exchange Commission filings. Use of the words "optimistic" and "will" in this news release is intended to identify these forward-looking statements, although it is not the exclusive means of doing so.

CONSOLIDATED BALANCE SHEETS
Unaudited
($ in 000's)
                                     ASSETS

                                                                           March 31, 2003       March 31, 2002
                                                                           ----------------    -----------------
CURRENT ASSETS:
  Cash and cash equivalents                                                     $    168            $     83
  Marketable securities - available for sale                                          19                 203
  Accounts receivable net of allowance of $10 and $74                                591                 636
  Prepaid expenses and other                                                         147                 143
                                                                                --------            --------
                  Total current assets                                               925               1,065

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $819 and $773                                                      100                 120

CAPITALIZED SOFTWARE, net of accumulated
  amortization of $817 and $436                                                      186                 208

CAPITALIZED PATENTS, net of accumulated
  amortization of $41 and $26                                                        224                 187

INTANGIBLE ASSETS, net of accumulated amortization of
  $886 and $873                                                                       84                 782

GOODWILL, net of accumulated amortization of $124 and $48                             70                  35
                                                                                --------            --------
                  Total assets                                                  $  1,589            $  2,397
                                                                                ========            ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                              $     33            $    474
  Accrued expenses                                                                   477                 470
  Deferred revenues                                                                  609                 570
                                                                                --------            --------
                  Total current liabilities                                        1,119               1,514
                                                                                --------            --------

SHAREHOLDERS' EQUITY:
  Common stock, $.01 par value, 20,000,000 shares authorized,
    4,165,998 and 4,153,498 issued and outstanding                                    42                  42
  Additional paid-in capital                                                      10,465              10,448
  Accumulated other comprehensive (loss) income                                      (48)                 17
  Accumulated deficit                                                             (9,989)             (9,624)
                                                                                --------            --------
                  Total shareholders' equity                                         470                 883
                                                                                --------            --------

                  Total liabilities and shareholders' equity                    $  1,589            $  2,397
                                                                                ========            ========

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
($ in 000's except EPS)

                                                         Fourth Quarter Ended                   Year Ended
                                                     -------------------------------   -------------------------------
                                                     March 31, 2003   March 31, 2002   March 31, 2003   March 31, 2002
                                                     --------------   --------------   --------------   --------------
REVENUE:
   Software license                                    $       438      $       352      $     1,209      $     1,552
   Patent license                                               --               --            1,074            1,550
   Maintenance                                                 314              244            1,143              923
   Consulting and other                                        150              191              902              769
                                                       -----------      -----------      -----------      -----------

         Total revenues                                        902              787            4,328            4,794
                                                       -----------      -----------      -----------      -----------

COST OF REVENUES:
   Software license                                             84               54              207              222
   Patent license                                                5                3               15               11
   Maintenance, consulting and other                            95              137              402              604
                                                       -----------      -----------      -----------      -----------

         Total cost of revenues                                184              194              624              837
                                                       -----------      -----------      -----------      -----------

         Gross profit                                          718              593            3,704            3,957
                                                       -----------      -----------      -----------      -----------

OPERATING EXPENSES:
   Sales and marketing                                         195              247              690            1,251
   Research and development                                    199              240              789            1,332
   General and administrative                                  438              525            1,602            1,938
   Patents                                                      48              148              375              511
   Depreciation                                                 11               11               46               53
   Amortization of intangibles and goodwill                     84              185              459              602
                                                       -----------      -----------      -----------      -----------

         Total operating expenses                              975            1,356            3,961            5,687

         Loss from operations                                 (257)            (763)            (257)          (1,730)
                                                       -----------      -----------      -----------      -----------

OTHER INCOME (EXPENSE):
   Loss on sales and impairments of
    available for sale securities                               --             (279)            (129)            (578)
   Interest (expense) income and other                         (12)              (9)              39               21
                                                       -----------      -----------      -----------      -----------

         Total other expense                                   (12)            (288)             (90)            (557)
                                                       -----------      -----------      -----------      -----------

         Loss before income taxes                             (269)          (1,051)            (347)          (2,287)

         Provision for income tax                               --               --              (18)              --
                                                       -----------      -----------      -----------      -----------

         Net loss                                      $      (269)     $    (1,051)     $      (365)     $    (2,287)
                                                       ===========      ===========      ===========      ===========

Basic and diluted net loss per share                   $     (0.07)     $     (0.26)     $     (0.09)     $     (0.57)
                                                       ===========      ===========      ===========      ===========

Shares used in calculation of net loss
  per share                                              4,130,609        4,053,498        4,127,236        4,044,080
                                                       ===========      ===========      ===========      ===========

CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
($ in 000's)

                                                                                            Year Ended
                                                                               --------------------------------------
                                                                                March 31, 2003       March 31, 2002
                                                                               ------------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                        $   (365)            $ (2,287)
   Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                                      727                  863
     Loss on disposal of property and equipment                                          --                    2
     Stock-based compensation                                                            17                   39
     Realized loss on sale of marketable equity securities                                6                  298
     Impairment of available for sale securities                                        123                  279
     Income taxes                                                                        18                   --
     Changes in operating assets and liabilities:
       Accounts receivable                                                               66                  141
       Prepaid expenses and other                                                         2                   25
       Accounts payable                                                                (490)                  29
       Accrued expenses and other                                                        (6)                 (50)
       Deferred revenues                                                                 12                   38
                                                                                   --------             --------
           Net cash provided by (used in) operating activities                          110                 (623)
                                                                                   --------             --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                   (25)                  (8)
   Proceeds from sale of property and equipment                                          --                    1
   Investment in capitalized software and patents                                       (52)                 (41)
   Proceeds from sale of short-term investments                                          47                  745
                                                                                   --------             --------
       Net cash (used in) provided by investing activities                              (30)                 697
                                                                                   --------             --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of notes payable to related parties                            --                  173
   Repayment of notes payable to related parties                                         --                 (173)
   Other                                                                                 --                  (14)
                                                                                   --------             --------
       Net cash used in financing activities                                             --                  (14)
                                                                                   --------             --------

EFFECT OF FOREIGN EXCHANGE RATE FLUCTUATIONS                                              5                   23

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                  85                   83

CASH AND CASH EQUIVALENTS, beginning of period                                           83                   --
                                                                                   --------             --------

CASH AND CASH EQUIVALENTS, end of period                                           $    168             $     83
                                                                                   ========             ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                          $     13             $     33